As filed with the Securities and Exchange Commission on October 5, 1998.

                                                     Registration No. 333-____


                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549


                                           FORM S-8
                                    REGISTRATION STATEMENT
                                             Under
                                  THE SECURITIES ACT OF 1933



                                       HUMBOLDT BANCORP
                    (Exact name of registrant as specified in its charter)


                     California                                  68-0183160
(State or other jurisdiction of incorporation                  (IRS Employer
                 or organization)                           Identification No.)


                   701 Fifth Street, Eureka, California     95501
               (Address of Principal Executive Office)    (Zip Code)



                   Amended Humboldt Bancorp Stock Option Plan
                            (Full title of the plans)


                                THEODORE S. MASON
                                Humboldt Bancorp
                                701 Fifth Street
                            Eureka, California 95501
                     (Name and address of agent for service)


                                 (707) 445-3233
          (Telephone number, including area code, of agent for service)


        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following: |X|

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of                      Proposed             Proposed
securities      Amount        maximum              maximum          Amount of
to be           to be         offering             aggregate        registration
registered      registered    price per share      offering price   fee
--------------------------------------------------------------------------------
Common Stock,
No Par Value     78,427       $28.50(1)            $2,235,169.50    $659.38(2)
--------------------------------------------------------------------------------



(1) Represents the highest current exercise price for options.

(2) Fee calculated pursuant to Rule 457(h)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

        The following documents filed or to be filed by Humboldt Bancorp (the "Company") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this registration statement.

     1. The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1997, as amended;

     2. The Company's proxy statement for its annual meeting held on May 21, 1998;

     3. The Company's quarterly report on Form 10QSB for the quarter ended March 31, 1998;

     4. The Company's quarterly report on Form 10QSB for the quarter ended June 30, 1998; and

     5. Form 10 originally filed with the Federal Reserve Board.

        All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.

        None.

Item 6.  Indemnification of Directors and Officers.

        Section 317 of the California Corporations Code provides for the indemnification of officers and directors against expenses and judgments if the officers and directors acted in good faith and in a manner reasonably believed to be in the best interest of the corporation. The Articles of Incorporation and the Bylaws of the registrant provide for the indemnification of its officers and directors to the fullest extent authorized by law.

Item 7.  Exemption from Registration Claimed.

        Not applicable.

Item 8.  Exhibits.

Exhibit No.

5.1           Opinion of Bartel Eng Linn & Schroder, counsel to Humboldt.
10.12         Amended Humboldt Bancorp Stock Option Plan.
23.1          Consent of Richardson & Company, independent accountants.
23.2          Consent of Bartel Eng Linn & Schroder is contained in Exhibit 5.1.

Item 9.  Undertakings.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The  undersigned  registrant  hereby  undertakes  that,  for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                          SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eureka, State of California, on August 31, 1998.

                                                   HUMBOLDT BANCORP,
                                                   a California corporation


                                                   By:  THEODORE S. MASON
                                                       ---------------------
                                                        Theodore S. Mason
                                                        Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                     Date

THEODORE S. MASON                                             August 31, 1998
-------------------------------------
Theodore S. Mason, President,
Chief Executive Officer


ALAN J. SMYTH                                                 August 28, 1998
--------------------------------------
Alan J. Smyth, Chief Financial Officer
(Principal Accounting and Financial Officer)


RONALD F. ANGELL                                              September 17, 1998
--------------------------------------
Ronald F. Angell, Director


MARGUERITE DALIANES                                           September 17, 1998
--------------------------------------
Marguerite Dalianes, Director


GARY L. EVANS                                                 September 3, 1998
--------------------------------------
Gary L. Evans, Director

LAWRENCE FRANCESCONI                                          September 17, 1998
--------------------------------------
Lawrence Francesconi, Director


CLAYTON R. JANSSEN                                            September 2, 1998
--------------------------------------
Clayton R. Janssen, Director


JAMES O. JOHNSON                                              September 17, 1998
--------------------------------------
James O. Johnson, Director


JOHN McBETH                                                   September 3, 1998
--------------------------------------
John McBeth, Director


MICHAEL L. RENNER                                             September 17, 1998
--------------------------------------
Michael L. Renner, Director


JERRY L. THOMAS                                               September 17, 1998
--------------------------------------
Jerry L. Thomas, Director


EDYTHE E. VAISSADE                                            September 17, 1998
--------------------------------------
Edythe E. Vaissade



--------------------------------------
John R. Winzler, Director